Exhibit 99.3

UNAUDITED PRO FORMA

COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 1, 2015, M&T Bank Corporation (“M&T”) acquired Hudson City Bancorp, Inc. (“Hudson City”). The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of M&T and Hudson City after giving effect to the merger and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2015 is presented as if the merger had occurred on September 30, 2015. The unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2014 and the nine months ended September 30, 2015 are presented as if the merger had occurred on January 1, 2014. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations. The pro forma information is not necessarily indicative of what would have occurred had the acquisition taken place on the indicated dates. In particular, no adjustments have been made to the amounts of Hudson City’s provisions for credit losses or gains on investment securities that may not have been recognized had the acquired loans and investment securities been recorded at fair value as of January 1, 2014.

The unaudited pro forma combined condensed consolidated financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. M&T is the acquirer for accounting purposes. The unaudited pro forma adjustments have been made solely for the purpose of providing unaudited pro forma combined condensed consolidated financial information. Certain reclassifications have been made to the historical financial statements of Hudson City to conform to the presentation in M&T’s financial statements.

In connection with the plan to integrate the operations of M&T and Hudson City following the completion of the merger, M&T anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, will be incurred. These charges will affect the results of operations of M&T and Hudson City, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. Additionally, the unaudited pro forma adjustments do not give effect to the sale of $5.8 billion of Hudson City’s investment securities and the extinguishment of $10.6 billion of Hudson City’s borrowings in November 2015.

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements;

•	M&T’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	Hudson City’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in Hudson City’s Annual Report on Form 10-K for the year ended December 31, 2014 (as amended);

•	M&T’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2015 included in M&T’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015; and

•	Hudson City’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2015 that were prepared by Hudson City’s management are included in Exhibit 99.2 of this Form 8-K/A.

M&T BANK CORPORATION

PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

(Unaudited)

The following unaudited pro forma combined condensed consolidated balance sheet gives effect to the acquisition by M&T of Hudson City using the acquisition method of accounting assuming the acquisition was consumated on September 30, 2015. Hudson City was acquired by M&T on November 1, 2015.

	September 30, 2015
	M&T	Hudson City	Pro Forma Adjustments (1)		Pro Forma
Assets
Cash and due from banks	$ 1,249,704	$ 102,268	$ -		$ 1,351,972
Interest-bearing deposits and federal funds sold	4,713,266	7,054,401	(2,064,285)	(2)	9,703,382
Investment securities	14,494,539	8,276,530	(1,069)	(3)	22,770,000	(12)
Loans and leases	68,540,248	19,209,800	32,953	(4)	87,783,001
Allowance for credit losses	(933,798)	(221,146)	221,146	(4)	(933,798)

Loans and leases, net	67,606,450	18,988,654	254,099		86,849,203
Goodwill	3,513,325	152,109	913,819	(5)	4,579,253
Core deposits and other intangible assets	18,179	-	131,665	(6)	149,844
Other assets	6,201,599	527,056	244,621	(7)	6,973,276

Total assets	$ 97,797,062	$ 35,101,018	$ (521,150)		$ 132,376,930

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$ 44,755,213	$ 17,197,252	$ 37,865	(8)	$ 61,990,330
Total borrowings	10,348,072	12,175,000	1,036,598	(9)	23,559,670	(12)

Total interest-bearing liabilities	55,103,285	29,372,252	1,074,463		85,550,000

Non-interest bearing deposits	28,189,330	681,935	-		28,871,265
Other liabilities	1,582,513	264,733	47,661	(10)	1,894,907

Total liabilities	84,875,128	30,318,920	1,122,124		116,316,172

Preferred equity	1,231,500	-	-		1,231,500
Common equity	11,690,434	4,782,098	(1,643,274)	(11)	14,829,258

Total shareholders’ equity	12,921,934	4,782,098	(1,643,274)		16,060,758

Total liabilities and shareholders’ equity	$ 97,797,062	$ 35,101,018	$ (521,150)		$ 132,376,930

See accompanying notes to pro forma combined condensed consolidated financial statements.

M&T BANK CORPORATION

PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share)

(Unaudited)

The following unaudited pro forma combined condensed consolidated statement of income for the nine months ended September 30, 2015 gives effect to M&T’s acquisition of Hudson City using the acquisition method of accounting assuming the acquisition was consumated on January 1, 2014. Hudson City was acquired by M&T on November 1, 2015.

	For the nine months ended September 30, 2015
	M&T	Hudson City	Pro Forma Adjustments (1)		Pro Forma
Interest income
Loans and leases, including fees	$1,981,904	$610,841	$(5,945)	(13)	$2,586,800
Investment securities	275,493	71,123	(3,011)	(14)	343,605
Other interest income	11,070	11,982	-		23,052

Total interest income	2,268,467	693,946	(8,956)		2,953,457

Interest expense
Deposits	44,058	100,694	(4,870)	(15)	139,882
Borrowings	188,866	423,837	(199,733)	(16)	412,970

Total interest expense	232,924	524,531	(204,603)		552,852

Net interest income	2,035,543	169,415	195,647		2,400,605

Provision for credit losses	112,000	-	-		112,000

Net interest income after provision for credit losses	1,923,543	169,415	195,647		2,288,605

Other income
Mortgage banking revenues	288,238	-	-		288,238
Service charges on deposit accounts	314,860	4,487	-		319,347
Trust income	356,076	-	-		356,076
Gain (loss) on investment securities	(108)	97,183	-		97,075
Other revenues from operations	417,863	-	-		417,863

Total other income	1,376,929	101,670	-		1,478,599

Other expense
Salaries and employee benefits	1,115,117	104,372	-		1,219,489
Equipment and net occupancy	201,792	27,194	419	(17)	229,405
Amortization of core deposit and other intangible assets	16,848	361	20,799	(18)	38,008
FDIC assessments	32,551	26,445	-		58,996
Other costs of operations	670,511	65,592	-		736,103

Total other expense	2,036,819	223,964	21,218		2,282,001

Income before taxes	1,263,653	47,121	174,429		1,485,203

Income taxes	454,951	22,388	68,638	(19)	545,977

Net income	$808,702	$24,733	$105,791		$939,226

Dividends on preferred stock and income attributable to unvested stock-based compensation awards	(69,046)	(148)	(1,007)	(20)	(70,201)

Net income available to common shareholders	$739,656	$24,585	$104,784		$869,025

Net income per common share
Basic	$5.59	$0.05	$-		$5.49
Diluted	$5.56	$0.05	$-		$5.46

Average common shares outstanding
Basic	132,347	500,881	25,954		158,301
Diluted	133,089	502,464	25,991		159,080

See accompanying notes to pro forma combined condensed consolidated financial statements.

M&T BANK CORPORATION

PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share)

(Unaudited)

The following unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2014 gives effect to M&T’s acquisition of Hudson City using the acquisition method of accounting assuming the acquisition was consumated on January 1, 2014. Hudson City was acquired by M&T on November 1, 2015.

	For the year ended December 31, 2014
	M&T	Hudson City	Pro Forma Adjustments (1)		Pro Forma
Interest income
Loans and leases, including fees	$2,596,586	$975,968	$(10,240)	(13)	$3,562,314
Investment securities	345,747	178,570	(4,875)	(14)	519,442
Other interest income	14,544	13,178	-		27,722

Total interest income	2,956,877	1,167,716	(15,115)		4,109,478

Interest expense
Deposits	63,073	159,152	(23,996)	(15)	198,229
Borrowings	217,358	566,427	(389,169)	(16)	394,616

Total interest expense	280,431	725,579	(413,165)		592,845

Net interest income	2,676,446	442,137	398,050		3,516,633

Provision for credit losses	124,000	(3,500)	-		120,500

Net interest income after provision for credit losses	2,552,446	445,637	398,050		3,396,133

Other income
Mortgage banking revenues	362,912	-	-		362,912
Service charges on deposit accounts	427,956	6,669	-		434,625
Trust income	508,258	-	-		508,258
Gain on investment securities	-	103,716	-		103,716
Other revenues from operations	480,147	-	-		480,147

Total other income	1,779,273	110,385	-		1,889,658

Other expense
Salaries and employee benefits	1,404,950	129,330	-		1,534,280
Equipment and net occupancy	269,299	37,421	559	(17)	307,279
Amortization of core deposit and other intangible assets	33,824	747	32,169	(18)	66,740
FDIC assessments	55,531	49,835	-		105,366
Other costs of operations	979,253	75,696			1,054,949

Total other expense	2,742,857	293,029	32,728		3,068,614

Income before taxes	1,588,862	262,993	365,322		2,217,177

Income taxes	522,616	105,028	143,754	(19)	771,398

Net income	$1,066,246	$157,965	$221,568		$1,445,779

Dividends on preferred stock and income attributable to unvested stock-based compensation awards	(87,665)	(390)	(3,505)	(20)	(91,560)

Net income available to common shareholders	$978,581	$157,575	$218,063		$1,354,219

Net income per common share
Basic	$7.47	$0.32	$-		$8.63
Diluted	$7.42	$0.32	$-		$8.58

Average common shares outstanding
Basic	130,950	499,005	25,954		156,904
Diluted	131,844	500,153	25,992		157,836

See accompanying notes to pro forma combined condensed consolidated financial statements.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements (Unaudited)

(1)	Pro-forma adjustments reflect increases (decreases) resulting from the use of the acquisition method of accounting.

(2)	Reflects payment of cash consideration to Hudson City shareholders based on a 10-day average price for M&T common stock from October 16, 2015 to October 29, 2015.

(3)	Adjustment to reflect acquired investment securities at their estimated fair value.

(4)	Adjustment to reflect acquired loans at their estimated fair value.

(5)	Adjustment to reflect $1,065,928,000 of estimated goodwill from this business combination.

(6)	Adjustment to reflect $131,665,000 of core deposit intangible from this business combination.

(7)	Reflects an increase to deferred tax assets of $215,128,000 for the effects of acquisition accounting adjustments, an increase of $21,795,000 to record premises and equipment at estimated fair value and other miscellaneous adjustments of $7,698,000.

(8)	Adjustment to reflect interest-bearing deposits at their estimated fair value.

(9)	Adjustment to reflect borrowings at their estimated fair value.

(10)	Includes adjustments to recognize investment banker and other transaction fees of $27,295,000 and other miscellaneous adjustments of $20,366,000 to reflect assumed regulatory and other commitments at estimated fair value.

(11)	Reflects the issuance of 25,953,950 shares of M&T common stock using the October 30, 2015 closing price of $119.85, the assumption of certain Hudson City restricted share units and stock options and the elimination of Hudson City’s September 30, 2015 equity balances.

(12)	Subsequent to the acquisition of Hudson City, M&T sold $5.8 billion of Hudson City’s investment securities and extinguished $10.6 billion of Hudson City’s borrowings.

    Notes to Pro Forma Combined Condensed Consolidated Financial Statements (Unaudited), Continued

							Nine Months Ended September 30, 2015	Year Ended December 31, 2014

							(in thousands)

(13)	Reflects the estimated net amortization of premiums and discounts on acquired loans using a level-yield method over the estimated remaining terms to maturity of the loans and leases.						$(5,945)	$(10,240)

(14)	Reflects the estimated net amortization of premiums and discounts on acquired investment securities.						(3,011)	(4,875)

(15)	Reflects the estimated amortization of the related fair value adjustments to interest-bearing deposits using the effective interest method over the remaining terms to maturity.						(4,870)	(23,996)

(16)	Reflects the estimated net amortization of fair value adjustments on acquired borrowings.						(199,733)	(389,169)

(17)	Reflects the estimated increase in depreciation expense from fair value adjustments on fixed assets						419	559

(18)	Reflects the estimated amortization of acquired core deposit intangible.						20,799	32,169

(19)	Income tax expense on pro forma adjustments using a tax rate of 39.35%.						68,638	143,754

(20)	Reflects the estimated adjustment to income attributable to unvested stock-based compensation awards.						(1,007)	(3,505)

(21)	The estimated increases (decreases) resulting from the net amortization of acquisition accounting adjustments for each of the five twelve-month periods subsequent to the assumed acquisition date are as follows:

		Year 1	Year 2	Year 3	Year 4	Year 5
	Interest income	(in thousands)

	Loans	$(10,240)	(7,676)	(6,933)	(8,880)	(9,698)

	Investment securities	(4,875)	(3,891)	(2,908)	(1,925)	(942)

	Interest expense

	Deposits	(23,996)	(6,010)	(3,316)	(2,635)	(1,908)

	Borrowings	(389,169)	(252,936)	(175,485)	(158,239)	(60,769)

	Depreciation of premises and equipment	559	559	559	559	559

	Amortization of core deposit intangible	32,169	27,853	23,512	18,809	14,107